Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 30, 2009 relating to the financial statements of Map Financial Group, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/Frumkin, Lukin & Zaidman, CPAs’, P.C.
FRUMKIN, LUKIN & ZAIDMAN CPAs’, P.C.
Certified Public Accountants

Rockville Centre, New York
April 3, 2009